                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                CYBERCASH, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                                [Cybercash logo]

                                          May 5, 2000

To our Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of CyberCash, Inc. to be held on June 22, 2000, at 10:00 a.m. (EDT), at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia, 20191.

     At this meeting, we are asking you to take the following actions:

     - Elect two directors to serve on the Company's Board of Directors until the annual meeting of stockholders in 2003;

     - Approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 40 million to 80 million; and

     - Ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

     Please read the enclosed materials carefully and return your proxy card as soon as possible so that your vote will be counted. Thank you.

                                          Sincerely,

                                          /s/ William Melton
                                          William N. Melton
                                          Chairman of the Board of Directors

                                CYBERCASH, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 22, 2000
                            ------------------------

Dear CyberCash, Inc. Stockholder:

     The annual meeting of stockholders of CyberCash, Inc., a Delaware corporation, will be held at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia, 20191, on Thursday, June 22, 2000, at 10:00 a.m. (EDT), to consider and take action on the following matters:

          1. To elect two Class I directors to the Company's Board of Directors;

          2. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 40 million to 80 million;

          3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

          4. To act on such other matters as may properly come before the meeting and any adjournment(s) thereof.

     The above matters are described in the attached Proxy Statement. Please read the Proxy Statement. After reading the Proxy Statement, please complete and return the enclosed proxy card in the postage-prepaid envelope to assure that your shares are represented at the meeting. Do not forget to sign and date your proxy card.

     The Proxy Statement is being mailed May 5, 2000 to stockholders of record on April 25, 2000. Only stockholders of record at the close of business on April 25, 2000 are entitled to notice of, and to vote at the meeting.

                                          By order of the Board of Directors,

                                          /s/ JOHN H. KARNES
                                          John H. Karnes
                                          Corporate Secretary

Reston, Virginia
May 5, 2000

                                                                     May 5, 2000

                                CYBERCASH, INC.
                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 22, 2000
                            ------------------------

GENERAL INFORMATION

     The Board of Directors of CyberCash, Inc. is soliciting your proxy for use at the annual meeting of stockholders to be held Thursday, June 22, 2000, at 10:00 a.m. (Eastern Daylight Savings Time), and at any adjournment(s) or postponement(s) thereof, for the purposes set forth below. The meeting will be held at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia 20191. The Company's principal executive offices are located at 2100 Reston Parkway, Third Floor, Reston, Virginia 20191. The Company's telephone number is
(703) 620-4200. These proxy solicitation materials were mailed on or about May 5, 2000, to all stockholders entitled to vote at the meeting. A copy of the Company's annual report to stockholders for the fiscal year ended 1999 was mailed to each stockholder of record together with these materials.

REVOCABILITY OF PROXIES

     Stockholders may revoke their proxies at any time before their proxies are voted by either sending a written revocation to the Secretary of the Company, submitting another proxy bearing a later date, or by voting in person at the meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     As of April 25, 2000, the Company had outstanding             shares of
common stock, $0.001 par value per share (the "Common Stock"), entitled to one vote per share. Only stockholders of record at the close of business on April 25, 2000 (the "Record Date") are entitled to vote at the meeting. A majority of the shares entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the transaction of business.

REQUIRED VOTES AND VOTING PROCEDURES

     Directors will be elected in connection with Proposal 1 by the affirmative vote of a plurality of all votes cast at the meeting, in person or by proxy. The affirmative vote of a majority of the Company's outstanding Common Stock, in person or by proxy, is required for approval of Proposal 2.

     If you indicate on your proxy card that you are "withholding" authority for one or more proposals, your shares will be included for purposes of establishing a quorum and will be counted as voting at the meeting. All shares represented at the meeting, in person or by proxy, held by brokers or nominees will be included for purposes of establishing a quorum but will not be counted as present and voting as to any proposal with respect to which the broker or nominee lacks the authority to cast a vote. Inasmuch as Proposal 2 requires an affirmative vote of all Common Stock outstanding, these "broker non-vote" shares have the same effect as withholding approval on the proposal. Broker non-vote shares have no effect on the other proposals to be voted upon at the meeting.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table sets forth certain information known to CyberCash with respect to the beneficial ownership of its common stock as of April 25, 2000 for
(i) each stockholder who is known by CyberCash to own beneficially more than 5% of its common stock, (ii) certain executive officers of CyberCash, (iii) each director of CyberCash and (iv) all directors and executive officers of CyberCash, as a group.

Unless otherwise specified, the address of all stockholders is the address of CyberCash's principal executive offices.

                                                                    AMOUNT AND
                    NAME AND ADDRESS OF                              NATURE OF
                      BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)   % OF CLASS
                    -------------------                       -----------------------   ----------
William N. Melton(2)........................................         3,830,498            15.50%
First USA Bank, N.A.(3).....................................         2,200,000             8.18%
  Three Christine Centre
  201 North Walnut Street
  Wilmington, Delaware 19801
Halifax Fund LP(4)..........................................         1,672,500             6.60%
  c/o The Palladin Group, Inc.
  40 West 57th Street
  New York, New York 10019
RGC International Investors, LDC(5).........................         2,541,782             9.90%
  c/o Rose Glen Capital Management, L.P.
  251 St. Asaphs Road, 3 Bala Plaza East
  Bala Cynwyd, Pennsylvania 19004
Daniel C. Lynch(6)..........................................           821,576             3.32%
Michael Rothschild(7).......................................            75,924                *
Charles T. Russell(8).......................................            30,500                *
Garen K. Staglin(9).........................................            62,858                *
Parvinder S. Kohli(10)......................................            25,000                *
James J. Condon(11).........................................           234,025                *
Russell B. Stevenson, Jr.(12)...............................            97,725                *
Bruce G. Wilson(13).........................................           232,049                *
Nancy C. Goldberg(14).......................................            67,488                *
Denis Yaro(15)..............................................           205,371                *
George C. Pappas(16)........................................            23,500                *
All directors and executive officers as a group (13
  persons)(17)..............................................         5,248,510            20.79%

---------------

  *  Less than one percent.

 (1) The ownership of shares of Common Stock reported herein is based upon filings with the Securities and Exchange Commission (the "Commission"), except as noted otherwise. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Securities underlying options and warrants that are exercisable within 60 days of April 25, 2000 are deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by the holder of such options.

 (2) Includes 15,000 shares held by members of Mr. Melton's immediate family, 40,000 shares held by The William N. Melton 1994 Charitable Remainder Annuity Trust, 70,000 shares held by The William N. Melton 1995 Charitable Remainder Annuity Trust and 110,000 shares held by The Melton Foundation.

 (3) Consists of shares subject to warrants exercisable within 60 days of April 25, 2000.

 (4) Based upon information contained in the most recent Schedule 13G filed by Halifax Fund LP, Halifax held 1,044,450 shares of Common Stock and warrants to acquire 388,415 shares of Common Stock at December 31, 1999. The warrants are exercisable only to the extent that the number of shares of Common Stock issuable upon the exercise of the warrants, together with any other shares of Common Stock beneficially owned by the filers, would not exceed 9.9% of the then outstanding Common Stock of the Company. The Company issued 239,635 additional warrants to Halifax effective January 6, 2000 pursuant to re-pricing provisions in certain of the warrants. These additional warrants are also subject to the foregoing 9.9% limitation on exercisability.

 (5) Based upon information contained in the most recent Schedule 13G filed by RGC International Investors LDC, RGC held 1,510,367 shares of Common Stock and warrants to acquire 1,093,955 shares of Common Stock at December 31, 1999. The warrants are exercisable only to the extent that the number of shares of Common Stock issuable upon the exercise of the warrants, together with any other shares of Common Stock beneficially owned by the filers, would not exceed 9.9% of the then outstanding Common Stock of the Company. The Company issued 479,271 additional warrants to RGC effective January 6, 2000 pursuant to re-pricing provisions in certain of the warrants. These additional warrants are also subject to the foregoing 9.9% limitation on exercisability. As such, the amount reported above as beneficially owned by RGC includes only that portion of the warrants as may be exercised by RGC within 60 days of April 25, 2000 by virtue of the 9.9% limitation on exercisability contained herein. According to the Schedule 13G filed by RGC, RGC shares voting and dispositive power over the Common Stock it owns with Rose Glen Capital Management, L.P., its investment manager, and RGC General Partner Corp., the general partner of the investment manager.

 (6) Consists of 762,576 shares held by The Lynch Living Trust U/T/A dated March 2, 1990 of which Daniel C. Lynch and Karen D. Lynch are co-trustees; 10,000 shares held by The Katherine Danielle Lynch Irrevocable Trust of which Daniel C. Lynch is trustee; 10,000 shares held by The Michael MacAllen Lynch Irrevocable Trust of which Daniel C. Lynch is trustee; and 5,000 shares held by The Francis Troy Lynch Irrevocable Trust of which Daniel C. Lynch is trustee and 34,000 shares subject to stock options exercisable within 60 days of April 25, 2000.

 (7) Consists of 38,924 shares held by The Michael L. Rothschild Trustee Revocable Trust U/T/A dated August 9, 1993, 10,000 shares held by The MLR Enterprises, Inc. Master Pension and Profit-Sharing Plan U/T/A dated January 1, 1991 and 27,000 shares subject to stock options exercisable within 60 days of April 25, 2000.

 (8) Consists of shares subject to stock options exercisable within 60 days of April 25, 2000.

 (9) Includes 16,700 shares held by The Garen K. and Sharalyn King Staglin 1997 Charitable Unit Trust dated July 8, 1997, and 46,158 shares subject to stock options exercisable within 60 days of April 25, 2000.

(10) Consists of shares subject to stock options exercisable within 60 days of April 25, 2000.

(11) Includes 229,625 shares subject to stock options exercisable within 60 days of April 25, 2000.

(12) Includes 96,125 shares subject to stock options exercisable upon effective date of termination.

(13) Includes 80,700 shares subject to stock options exercisable upon effective date of termination.

(14) Includes 66,188 shares subject to stock options exercisable within 60 days of April 25, 2000.

(15) Includes 202,325 shares subject to stock options exercisable upon effective date of termination.

(16) Consists of shares subject to stock options exercisable within 60 days of April 25, 2000.

(17) Includes 536,721 shares subject to stock options exercisable within 60 days of April 25, 2000.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

BOARD COMPOSITION

     The Company's Board of Directors is comprised of seven directors divided as evenly as possible into three classes. Members of each class stand for election on a rotating basis every third year. At the meeting, stockholders will vote to elect two Class I directors. These two directors will serve on the Board for a three-year term and until their successors are duly elected and qualified. Class II and Class III directors will be elected at the annual meeting of stockholders held in 2001 and 2002, respectively.

NOMINEES FOR ELECTION

     The Board of Directors has nominated William N. Melton and Garen K. Staglin for election to the Board of Directors at the meeting. Both nominees are currently members of the Board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RE-ELECTION OF BOTH MESSRS. MELTON AND STAGLIN. If you sign and return the enclosed proxy card, the persons named as your proxies on the enclosed proxy card intend to vote "FOR" the election of the each of the nominees set forth below to the Board of Directors, unless you indicate that your vote should be withheld with respect to one or more of the nominees. Each nominee has expressed his intention to serve the entire three-year term. If any nominee is unable to serve, the proxies intend to vote for a replacement recommended by the Board of Directors.

NAME                       AGE                            BACKGROUND
----                       ---                            ----------
William N. Melton........  57    Mr. Melton, a founder of CyberCash, has served as a member of its board since its inception in August 1994 and was
                                 elected chairman of the board in November 1999. He served as its chief executive officer until November 1999. He also
                                 served as CyberCash's president until January 1999. Mr.
                                 Melton founded VeriFone, Inc., a transaction automation
                                 company, in 1981. He was a director of VeriFone from 1981
                                 until 1996, and served as its Chairman of the Board from
                                 1986 until 1992. Mr. Melton was a founding investor of
                                 Transaction Network Services, Inc., a transaction network
                                 communications company.

Garen K. Staglin.........  55    Mr. Staglin has served as a member of CyberCash's board of directors since July 1996. Mr. Staglin served as chairman
                                 and chief executive officer from 1991 to 1998 of Safelite
                                 Glass Corporation, a manufacturer and retailer of
                                 replacement autoglass and related services. He continues to serve as chairman of Safelite's board of directors. Mr.
                                 Staglin is also a director of First Data Corporation, Quick
                                 Response Services, Inc. and Specialized Bicycle Corporation.
                                 He is a member of the Advisory Board of the Stanford
                                 Graduate School of Business.

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

     The following sets forth certain information concerning those members of the Company's Board of Directors whose terms do not expire at the meeting.

NAME                       AGE                            BACKGROUND
----                       ---                            ----------
Daniel C. Lynch..........  58    Mr. Lynch, a founder of the Company, has served as a member of CyberCash's board of directors since the Company's
                                 inception in August 1994. He served as CyberCash's chairman of the board until January 1999. He also served briefly as vice president during the company's formation in August
                                 1994. Mr. Lynch was the founder of Interop, a conference and tradeshow company for the computer and communications
                                 industry, now a division of Softbank Expos and formerly
                                 Ziff-Davis Conference and Exhibition Company. From 1980 to
                                 1983, he was director of information processing division for the Information Sciences Institute. Mr. Lynch is also a
                                 member of the Board of Trustees of the Santa Fe Institute, a director of Exodus Communications, Inc. and a director of
                                 Covad Communications Group, Inc. Mr. Lynch is a Class II
                                 Director.

Michael Rothschild.......  47    Mr. Rothschild has served as a member of CyberCash's board of directors since November 1995. He is an author, economic columnist and president of The Bionomics Institute, a
                                 non-profit educational foundation. Since 1996, Mr.
                                 Rothschild has been president and chief executive officer of
                                 Maxager Technology, Inc., a software maker specializing in advanced product costing systems for manufacturers. Mr.
                                 Rothschild is a Class III Director.

NAME                       AGE                            BACKGROUND
----                       ---                            ----------
Charles T. Russell.......  70    Mr. Russell has been a member of CyberCash's board of
                                 directors since August 1997. Mr. Russell was president and
                                 Chief executive officer of Visa International from 1984 to
                                 1994. Mr. Russell is a member of the board of directors of
                                 First Data Corporation. Mr. Russell is a Class II Director.

Parvinder S. Kohli.......  43    Mr. Kohli joined CyberCash's board of directors in February
                                 2000. He has held various management positions in Marketing and Business Development at Intel for the last 11 years. He is currently the General Manager of Intel Internet Security
                                 Services, a new start-up operation within Intel that is
                                 delivering content protection solutions to the media
                                 industry. Prior to that he was responsible for leading
                                 Intel's investment strategy in the area of E-Commerce and
                                 Built Intel's investment portfolio of companies in the
                                 E-Commerce/ E-Business sector. Previously Mr. Kohli was
                                 Product Marketing Manager at National Semiconductor from
                                 1984 to 1989. Mr. Kohli is a Class III Director.

James J. Condon..........  43    Mr. Condon has served as CyberCash's president and its chief executive officer since January and November of 1999,
                                 respectively. He served as the Company's chief operating
                                 officer from March 1998 until November 1999 and served as
                                 Chief financial officer from February 1997 until July 1999.
                                 Mr. Condon was elected to the board of directors in February
                                 2000. Before joining CyberCash, Mr. Condon was Director of
                                 Performance Improvement for the ICE (Information,
                                 Communications and Entertainment) segment of KPMG. From 1991 to 1995, he was corporate vice president for financial
                                 planning and administration, and before that vice president of operations, in the customer support and development
                                 divisions of Legent Corporation. Mr. Condon serves as a
                                 director of the following companies: Solutions Consulting, a privately held company that consults to software companies about electronic commerce and supply-chain management
                                 issues; Ultraprise Corporation, an online
                                 business-to-business exchange for trading residential whole loans and other assets between financial services
                                 institutions; PocketPass.Com, Inc., a provider of electronic pre-paid payment cards for purchases on the Internet; and
                                 Election.com, Inc., a provider of public and private
                                 election services. Mr. Condon is a Class III Director.

BOARD COMMITTEES AND MEETINGS

     During 1999, the Board of Directors held seven meetings. No incumbent Board member attended fewer than 75 percent the total number of Board and committee meetings that such director was eligible to attend during the year other than Charles Russell.

     The Board has two standing committees: an Audit Committee and a Compensation Committee. The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. A copy of the Audit Committee's charter is included at the end of this Proxy Statement as Exhibit A. Messrs. Lynch, Rothschild and Staglin comprise the Audit Committee. The Audit Committee met two times during 1999.

     The Compensation Committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options and other awards under the Company's stock plans, except for the

                                        5
Company's 1995 Non-Employee Directors' Stock Option Plan, which is administered by the Board of Directors. Messrs. Kohli, Russell and Staglin comprise the Compensation Committee. The Compensation Committee met three times during 1999.

DIRECTOR COMPENSATION

     Directors currently do not receive any cash compensation from CyberCash for their service as members of its Board of Directors, although they are reimbursed for certain expenses in connection with attendance at board and committee meetings. Under the CyberCash Non-Employee Directors' Option Plan, directors are awarded options to acquire 5,000 shares of CyberCash Common Stock upon their election to the Board and are awarded options to acquire 1,500 shares per year thereafter. Additionally, directors are awarded options to acquire 1,500 shares of stock annually for each board committee on which they serve and 5,000 shares for each committee that they chair. All grants are at fair market value and are fully vested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of CyberCash served as a director or member of (i) the compensation committee of another entity which has an executive officer who is a director of CyberCash or a member of CyberCash's Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on CyberCash's compensation committee, or (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of CyberCash's board of directors, during the year ended December 31, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires CyberCash's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission, by a specified date, reports regarding their respective ownership of CyberCash Common Stock. To the Company's knowledge, based solely on its review of the copies of such reports furnished to it and written representations that no other reports were required, we believe that all of its officers and directors and greater than ten percent beneficial owners complied with all
Section 16(a) filing requirements applicable to them with respect to those transactions during 1999.

EXECUTIVE OFFICERS

     The following sets forth certain information concerning CyberCash's executive officers and key employees as of April 25, 2000.

NAME                                POSITION                          BACKGROUND
----                                --------                          ----------
James J. Condon...........  President, Chief           Mr. Condon's biographical information is
                            Executive Officer and      set forth above under the heading
                            Director                   "Directors Whose Terms of Office Will
                                                       Continue After the Meeting".

Charles L. Riegel.........  Executive Vice             Mr. Riegel, 41, has served as
                            President, Worldwide       CyberCash's President, executive vice
                            Marketing                  president responsible for worldwide
                                                       marketing since September 1999. Prior to
                                                       joining CyberCash, Mr. Riegel served as
                                                       executive vice president at Virtus
                                                       Corporation, a North Carolina-based
                                                       software and technology firm
                                                       specializing in 3D imaging from 1996 to
                                                       1999 and from 1996 was also a principal
                                                       at Software Insights, a high-tech
                                                       consulting firm located in Cary, North
                                                       Carolina. Previously, from 1994 to 1996
                                                       he served as senior vice president of
                                                       worldwide marketing at Seer Technologies
                                                       Inc., and from 1988 to 1994 as vice
                                                       president of marketing and product
                                                       management at Legent Corporation. Mr.
                                                       Riegel serves as director of Neomar and
                                                       WebSurveyor.

NAME                                POSITION                          BACKGROUND
----                                --------                          ----------
Joseph G. Monteil.........  Executive Vice             Mr. Monteil, 42, joined CyberCash in May
                            President, Development     1999 as Executive Vice President of
                            and Operations             Development and Operations bringing with
                                                       him over 21 years experience in the IT
                                                       industry. Prior to joining CyberCash,
                                                       Mr. Monteil was the Vice President of
                                                       Technical Operations at CareerBuilder
                                                       Inc., the fastest growing,
                                                       interactive-web-based recruiting company
                                                       on the Internet. From 1995 to 1997, Mr.
                                                       Monteil was a Senior Manager of
                                                       Performance Improvement Services for
                                                       KPMG Peat Marwick. He served as the Vice
                                                       President, Client Services for Legent
                                                       Corporation, from 1986 to 1995, where he
                                                       led the Client Services operations

Dennis N. Cavender........  Executive Vice President   Mr. Cavender, 49, has served as
                            and Chief Financial        CyberCash's executive vice president and
                            Officer                    chief financial officer since July 1999.
                                                       Prior to CyberCash, from 1998 to 1999 he
                                                       was president, chief operating officer
                                                       and chief financial officer of Gooitech,
                                                       Inc., a wireless communications company.
                                                       Prior to Gooitech, Mr. Cavender was vice
                                                       president and chief financial officer
                                                       for Broadband Associates from 1997 to
                                                       1998, an Internet services company and
                                                       vice president and chief financial
                                                       officer from 1996 to 1997 for Aksys,
                                                       Ltd, a medical device development-stage
                                                       company, where he was a member of the
                                                       management team at the time of their
                                                       initial public offering. Additionally,
                                                       Mr. Cavender served as vice president
                                                       and chief financial officer for Promega
                                                       Corporation 1994 to 1996, a high growth
                                                       biotechnology company, held various
                                                       senior financial, strategic planning and
                                                       operational positions with Amdahl
                                                       Corporation from 1981 to 1994, a
                                                       manufacturer of mainframe computer
                                                       systems, and from 1972 to 1981 held
                                                       various financial management positions
                                                       with Syntex Corporation, a
                                                       pharmaceutical company.

NAME                                POSITION                          BACKGROUND
----                                --------                          ----------
Nancy C. Goldberg.........  Executive Vice             Ms. Goldberg, 41, has served as
                            President, Sales           CyberCash's executive vice president
                                                       responsible for Sales since June 1999.
                                                       Prior to that she was senior vice
                                                       president responsible for the Payments
                                                       business. Ms. Goldberg joined CyberCash
                                                       in January 1998 as vice president for
                                                       Internet Billing and Payment Services.
                                                       Before joining CyberCash, Ms. Goldberg
                                                       was market director for financial
                                                       services at Proxicom, Inc., an Internet
                                                       software developer, from October 1997 to
                                                       January 1998; chief executive officer
                                                       and a co-founder of Verb, Inc., a
                                                       developer of internet based recruiting
                                                       software, from 1994 to 1997; and a vice
                                                       president for Prudential Home Mortgage
                                                       from 1991 to 1994, where she was
                                                       responsible for all applications
                                                       systems. Before 1991, Ms. Goldberg was a
                                                       senior manager with the financial
                                                       services industry group of Andersen
                                                       Consulting

George C. Pappas..........  Executive Vice             Mr. Pappas, 39, joined CyberCash as
                            President, Development     executive vice president, development
                            and Strategic              and strategic relationships in March
                            Relationships              1999. He has served as CyberCash's
                                                       executive vice president, technology and
                                                       strategic relationships since May 1999.
                                                       Mr. Pappas was the president of
                                                       Netguard, Inc. an Israeli-based Internet
                                                       security and performance vendor from
                                                       1997 to 1999. From 1995 to 1997 he also
                                                       served as senior vice president, sales
                                                       and marketing for Relay Technology, Inc.
                                                       In 1994, Mr. Pappas helped start U.S.
                                                       Operations for France-based Implicit
                                                       Software Inc.; was vice president sales
                                                       and marketing for Software Emancipation
                                                       Technology, Inc. from 1991 to 1994; and
                                                       vice president at Bachman Information
                                                       Systems, 1986-1991.

Arthur A. Pumo............  Executive Vice             Mr. Pumo, 59, joined CyberCash in March
                            President, Human           2000 as executive vice president, human
                            Resources                  resources. Since 1995 Mr. Pumo served as
                                                       vice president, human resources at
                                                       Omnipoint Corporation, a leading
                                                       provider of wireless personal
                                                       communications services and technology.
                                                       Mr. Pumo was vice president, human
                                                       resources for Legent Corporation from
                                                       1993 to 1995, and was with International
                                                       Business Machines Corporation from 1963-
                                                       1992, serving in numerous human
                                                       resources management and executive
                                                       positions.

NAME                                POSITION                          BACKGROUND
----                                --------                          ----------
John H. Karnes............  Vice President, General    Mr. Karnes, 39, joined CyberCash in
                            Counsel and Corporate      February of 2000 as Vice President,
                            Secretary                  General Counsel and Corporate Secretary,
                                                       positions he has held with a number of
                                                       entrepreneurial, public companies
                                                       including Snyder Oil Corporation during
                                                       1999 (oil and gas exploration);
                                                       FIRSTPlus Financial Corporation during
                                                       1998 (consumer finance); Pillowtex
                                                       Corporation during 1997 (textile
                                                       manufacturer); AMRE Incorporated during
                                                       1996 (home improvement product
                                                       manufacturer and marketer); and Pratt
                                                       Hotel Corporation during 1995 (hotel and
                                                       casino resort management). Mr. Karnes
                                                       previously was in private practice with
                                                       the national law firm of Kirkland &
                                                       Ellis, where he specialized in corporate
                                                       finance acquisitions.

EXECUTIVE COMPENSATION

     The following table sets forth certain compensation awarded or paid by the Company during the three fiscal years ended December 31, 1999 to its Chief Executive Officer, the Company's four other most highly compensated officers who were employed on such date, and one former executive whose 1999 compensation qualifies him for inclusion notwithstanding his resignation during the year:


                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                COMPENSATION AWARDS
                                              ANNUAL          -----------------------
                                           COMPENSATION       RESTRICTED   SECURITIES
                                       --------------------     STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)   AWARDS($)    OPTIONS(#)   COMPENSATION($)
---------------------------     ----   ---------   --------   ----------   ----------   ---------------
William N. Melton.............  1999         --         --           --          --               --
  Chairman of the Board(1)      1998         --         --           --          --               --
                                1997    100,000         --           --          --               --
James J. Condon...............  1999    268,333    100,000       37,500(4)  580,000           11,058(5)
  Chief Executive Officer(2)    1998    207,853         --           --     165,000               --
  and President                 1997    126,628         --           --      90,000               --
Russell B. Stevenson,
  Jr.(3)......................  1999    220,000         --       25,000(4)   35,000            6,346(5)
  Senior Vice President,
     General                    1998    209,160         --           --      55,000               --
  Counsel and Secretary         1997    210,000     20,475           --      30,000               --
Bruce G. Wilson(3)............  1999    200,000         --       11,250(4)   40,000          268,443(6)
  Executive Vice President      1998    186,806         --           --      23,000               --
                                1997    180,000      9,000           --      15,000               --
Nancy C. Goldberg.............  1999    194,167         --       16,250(4)   70,000               --
  Executive Vice President      1998    158,718         --           --      47,500               --
                                1997         --         --           --          --               --
Denis Yaro(3).................  1999    184,179         --        7,500(4)   36,500           26,934(5)
  Executive Vice President      1998    220,000         --           --      10,000               --
                                1997    220,000     26,000           --      10,000               --
George C. Pappas..............  1999    149,583         --           --      90,000               --
  Executive Vice President      1998         --         --           --          --               --
                                1997         --         --           --          --               --

---------------

(1) Mr. Melton served as chief executive officer of the Company prior to November 1999.

(2) Mr. Condon assumed the role of chief executive officer of the Company commencing November 1999.

(3) Mr. Stevenson resigned form the Company effective January 31, 2000. Mr. Wilson resigned from the Company effective December 31, 1999. Mr. Yaro resigned from the Company effective November 1, 1999.

(4) Awarded February 10, 1999. All stock was 20% vested at issuance and vested 20% every 90 days thereafter. All unvested shares were subject to forfeiture if the recipient terminated his/her employment prior to February 10, 2000. Number of shares awarded was as follows: Mr. Condon: 3,000; Mr. Wilson:
    1,000; Mr. Stevenson: 2,000; Ms. Goldberg: 1,300; Mr. Yaro: 600. Value of aggregate restricted stock holdings at December 31, 1999 was as follow: Mr.
    Condon: $5,500; Mr. Wilson: $0: Mr. Stevenson: $3,700; Ms. Goldberg: $2,405.

(5) One time settlement of accrued vacation hours resulting from Company-wide change in vacation policy.

(6) Amount paid in connection with an agreement relating to Mr. Wilson's resignation.

STOCK OPTION INFORMATION

     The following table shows for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at year end by the individuals appearing on the preceding Summary Compensation Table:

                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES OF
                                                                                       STOCK PRICE APPRECIATION FOR
                              NUMBER OF      % OF TOTAL                                    OPTION TERM($)(3)(4)
                             SECURITIES       OPTIONS                                      OPTION GRANTS IN LAST
                             UNDERLYING      GRANTED TO    EXERCISE OR                          FISCAL YEAR
                               OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------------
NAME                        GRANTED(#)(1)   FISCAL YEAR     ($/SH)(2)        DATE           5%              10%
----                        -------------   ------------   ------------   ----------   -------------   -------------
William N. Melton.........          --          --                   --          --             --              --
James J. Condon...........     580,000          27.2%      $9.13-$14.19   8/25/2009     $3,851,260      $9,766,460
Bruce G. Wilson...........      40,000           1.9%      $9.13-$14.38   8/25/2009     $  330,000      $  832,900
Russell B. Stevenson, Jr..      35,000           1.6%      $9.13-$14.38   8/25/2009     $  301,275      $  760,175
Nancy C. Goldberg.........      70,000           3.3%      $9.13-$14.38   8/25/2009     $  592,270      $1,495,370
Denis Yaro................      36,500           1.7%      $9.13-$14.19   8/25/2009     $  309,892      $  781,992
George Pappas.............      90,000           4.2%      $9.13-$13.03   8/25/2009     $  669,460      $1,696,410

---------------

(1) The options are generally incentive stock options with vesting occurring over 40 months, with 7.5% of the shares vesting after three months, and 2.5% of the shares vesting each month for the next 37 months.

(2) The exercise price is equal to 100% of the fair market value of the Common Stock on the date of the grant.

(3) The options have a ten-year term, subject to earlier termination upon death, permanent and total disability or termination of employment.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

     The table below sets forth with respect to each individual appearing on the preceding Summary Compensation Table, the following information with respect to
(i) the exercise of stock options during the fiscal year ended December 31, 1999, (ii) the number of unexercised options held as of December 31, 1999 and
(iii) the value as of December 31, 1999 of unexercised in-the-money options; calculated as the amount by which the fair market value exceeds the exercise price of the Common Stock as of December 31, 1999.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                     NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN-THE-
                                                    UNDERLYING UNEXERCISED          MONEY OPTIONS AT FISCAL
                                  SHARES        OPTIONS AT FISCAL YEAR END(#)            YEAR-END($)(1)
                               ACQUIRED ON      ------------------------------    ----------------------------
NAME                           EXERCISE(#)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                          --------------    ------------    --------------    -----------    -------------
William N. Melton...........        --                 --               --               --              --
James J. Condon.............        --            176,125          658,875          $ 2,125         $14,125
Bruce G. Wilson.............        --             80,700               --          $89,075              --
Russell B. Stevenson, Jr. ..        --             93,125           61,875          $ 2,313         $ 3,938
Nancy Goldberg..............        --             54,250           63,250          $ 3,688         $ 6,938
Denis Yaro..................        --            202,325           14,775               --              --
George Pappas...............        --             13,625           76,375          $   250         $ 2,250

---------------

(1) Based on the closing price of the Company's Common Stock on December 31, 1999 of $9.25 per share, minus the exercise price, multiplied by the number of shares underlying the option.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and recommends changes to the Company's compensation policies and benefits programs. The Committee also administers the Company's incentive compensation and benefit plans, including approving stock option grants.

COMPENSATION PHILOSOPHY

     The Company's policy on executive compensation attempts to strike a balance between the need to provide sufficiently attractive compensation packages to enable the Company to attract and retain executive talent in the highly competitive technology labor market while, at the same time, correlating executive compensation to shareholder value and management performance. This policy involves offering executives a conservative base compensation, a relatively large long-term incentive opportunity, primarily in the form of stock options, and periodic incentive bonus opportunities tied to the achievement of important financial and personal goals. Consistent with practices within the technology industry, the committee is increasingly shifting the emphasis of the Company's compensation program toward long-term incentive compensation through stock options. This is especially true with respect to the position of the Company's Chief Executive Officer, a large component of whose compensation the Committee believes should relate directly to increased shareholder value.

     BASE SALARY

     Although the Company will continue to pay competitive base salaries in order to retain qualified management, the Company is committed to de-emphasizing the importance of base salaries in order to more heavily weight management's total compensation mix toward long-term incentive compensation through options while maintaining a total level of compensation that is in line the Company's peers. In order to accomplish this task, the Compensation Committee attempts to continuously stay abreast of the Company's competitive position in the industry through informal reference to the compensation packages, including base salary levels, offered by comparable technology companies. The Committee generally does not utilize the services of outside compensation consultants in this process. The Committee subscribes to an independent industry executive compensation survey which serves as the Committee's principal resource for benchmarking. Due to the competitive nature of technology labor market, the Committee continually re-evaluates the appropriateness of each executive's compensation based upon their responsibilities, experience, service time, and performance level within the perimeters of the Company's peers. For purposes of comparison, the Committee considers peer companies to include publicly traded Internet services companies with substantial operating histories and market capitalizations ranging from $500 million to $1.5 billion. Technology start-up companies are excluded for comparative purposes.
                                       13

     William N. Melton, who served as Chief Executive Officer of the Company prior November 1999, waived all base salary in 1998 and 1999. James J. Condon assumed responsibilities as CEO effective in November. Mr. Condon, who previously served as President and Chief Operating Officer, was compensated pursuant to an employment agreement prior to his becoming CEO. At the time Mr. Condon became CEO, the Committee gave Mr. Condon only a modest salary increase, reflecting the Committee's policy of incenting the CEO primarily through long-term incentive compensation.

     LONG-TERM INCENTIVE COMPENSATION

     The Compensation Committee believes that long-term incentive compensation through stock ownership is the most effective means available for inducing exceptional corporate performance, especially at the CEO level. Heavily weighting management's total compensation toward stock options and equity ownership closely aligns the interests of management and stockholders by correlating management's overall compensation with the creation of shareholder wealth. As a result, beginning in 1999 the Company attempted wherever possible to structure executive compensation packages including reduced base salary levels and increased emphasis on long-term incentive compensation. The Company capitalized on executive attrition during the period replacing all of the Company's departing executives with new executives who uniformly accepted lower base salaries and proportionately higher compensation through equity ownership than the executives who they replaced. In this regard, the additional compensation package given Jim Condon in connection with his becoming CEO during 1999 consisted primarily of long-term incentive compensation, comprised of 400,000 stock options, and included only a modest increase in base salary. The Committee does not utilize a formal methodology for allocating stock option awards, preferring to make periodic grants in light of the facts and circumstances prevailing at the time of issuance. The number of stock options granted to Mr. Condon in connection with his becoming CEO was determined by the Committee based on a number of subjective criteria including Mr. Condon's demonstrated leadership ability within the Company in a number of key senior executive capacities, Mr. Condon's stature in the technology community, Mr. Condon's significant anticipated contribution to the Company's continued financial improvement in the years ahead, and the significant additional time commitment associated with Mr. Condon's expanded responsibilities. The Committee also considered the number of options generally granted to CEOs of comparable companies.

     Mr. Melton declined participation in the Company's long-term incentive plans while serving as CEO during 1999.

     PERFORMANCE INCENTIVE PLAN

     The Committee believes that incentive bonus opportunities are an important supplemental component to a well-rounded executive compensation program. The Committee administers an incentive compensation plan pursuant to which senior executives have the opportunity to earn periodic bonuses based on the attainment of pre-established company-wide financial objectives and individual performance goals. The Committee promotes aggressive goal setting to ensure that only truly exceptional performance is rewarded. Inasmuch as the Company failed to achieve its company-wide financial goals during 1999, no bonuses were paid to senior executive officers for the year, although Mr. Condon received a bonus under the terms of his employment agreement. Mr. Melton declined participation in the Company's bonus program while serving as CEO during 1999.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Present federal income tax law limits to $1 million the Company's deduction for compensation paid to each of the Chief Executive Officer and the other four most highly compensated executives. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders.

     As a policy matter, the Committee intends to structure all senior executive compensation to qualify for the federal income tax deduction. The Compensation Committee does not expect total compensation payable in connection with base salaries, the Company's long-term incentive plans or bonus incentive bonus plans to exceed the $1 million limit for any individual executive in 2000. The Committee reserves the right, however, to award compensation to its executives in the future that may not qualify as
                                       14
deductible compensation in order to provide cash compensation in line with competitive practice and the Company's best interests.

     The Compensation Committee believes that the foregoing policy has yielded the Company a highly qualified, motivated and dedicated senior management team whose compensation correlates closely with the interests of stockholders and the success of the Company as a whole.

                             Compensation Committee
                               Parvinder S. Kohli
                               Charles T. Russell
                                Garen K. Staglin

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the Company's stock price performance to the Nasdaq Stock Market (U.S.) Total Return Index and the Hambrecht & Quist Technology Stock Index for the period commencing on February 15, 1996 (the date on which the Company's Common Stock began trading on the Nasdaq Stock Market) and ending on December 31, 1999. The stock price performance on the following graph is not necessarily indicative of future stock price performance. All stock price performance assumes an initial investment of $100 at the beginning of the period and assumes the reinvestment of any dividends.

                COMPARISON OF 40 MONTH CUMULATIVE TOTAL RETURN*
        AMONG THE CYBERCASH, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX
[PERFORMANCE GRAPH]

                                                                                  NASDAQ STOCK              HAMBRECHT & QUIST
                                                     CYBERCASH, INC.              MARKET (U.S.)                TECHNOLOGY
                                                     ---------------              -------------             -----------------
                                                         100.00                      100.00                      100.00
12/96                                                    135.00                      119.00                      117.00
12/97                                                     75.00                      146.00                      138.00
12/98                                                     88.00                      205.00                      214.00
12/99                                                     54.00                      371.00                      478.00

          * $100 INVESTED ON 2/15/96 IN STOCK OR INDEX --
          INCLUDING REINVESTMENT OF DIVIDENDS.
          FISCAL YEAR ENDING DECEMBER 31.

                                   PROPOSAL 2

          APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

     At the meeting, you will be asked to vote upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock, par value $.0001 per share, that the Company is authorized to issue.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL. If you sign and return the enclosed proxy card, the persons named as proxies on the proxy card intend to vote "FOR" approval of this proposal, unless you affirmatively instruct the persons to vote otherwise by checking one of the boxes marked abstain or against.

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate") authorizes 40,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock each having a par value of $.0001 per share. At April 25,
2000, the Company had outstanding [          ] shares of Common Stock. In
addition, the Company has issued institutional and employee stock warrants and
options to acquire an additional [          ] million shares, with respect to
which the Company is contractually committed to reserve [          ] million
shares. As a result of the foregoing, the Company is left with [          ]
authorized shares not subject to reservation which would be available for issuance.

     The Board of Directors believes this capital structure does not provide for sufficient authorized shares of Common Stock for the future needs of the Company. Therefore, the Board of Directors unanimously approved in a meeting on April 13, 2000, an amendment to the Certificate to increase the authorized number of shares of Common Stock from 40,000,000 shares to 80,000,000 shares. The amendment will replace Article Fourth of the Certificate in its entirety. As amended, Article Fourth would read as follows:

                                    "FOURTH
          The aggregate number of shares of stock which the Company shall have authority to issue eighty-five million (85,000,000) shares of stock, consisting of eighty million (80,000,000) shares of Common Stock with a par value of one-tenth of one cent ($.001) per share ("Common Stock") and five million (5,000,000) shares of Preferred Stock with a par value of one-tenth of one cent ($.001) per share ("Preferred Stock")."

     The Board of Directors would generally have the authority, without further action of the stockholders, to issue the proposed additional 40,000,000 shares of Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is desirable to have the ability to issue such additional shares of Common Stock for general corporate purposes. Potential uses of the additional authorized shares may include acquisition of other businesses, equity financings, stock dividends or distributions, issuance of options pursuant to the Company's 1995 Stock Option Plan and the Non-Employee Directors' Stock Option Plan and issuances of Common Stock pursuant to the Company's Employee Stock Purchase Plan. Any or all of these could take place without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed. The Company's Board of Directors has no current plans or intentions to issue any of the additional shares of Common Stock.

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

                                   PROPOSAL 3

                                RATIFICATION OF
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2000. Ernst & Young LLP served in this capacity for the previous four fiscal years. A representative of Ernst & Young LLP will attend the meeting and will be afforded an opportunity to make a statement if he or she desires to do so. It also is expected the representative will be available to respond to appropriate questions.

     The appointment of auditors is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee. Before making its recommendation to the Board for appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as auditors for the Company. This included a review of its performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the meeting. If any other matters should be presented at the meeting for action, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent in their own discretion.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders desiring to submit proposals to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 2001 annual meeting of stockholders under Rule 14a-8 promulgated under the Securities and Exchange Act of 1934 must deliver their proposals to the Company by January 5, 2001 and must otherwise comply with the requirements of Rule 14a-8. Stockholders desiring to bring any matter before the annual meeting of stockholders to be held in 2001 must notify the Company in accordance with Section 5 of the Company's Amended and Restated Bylaws not earlier than March 16, 2001 nor later than April 23, 2001. All notices and proposals should be addressed to CyberCash, Inc., 2100 Reston Parkway, Third Floor, Reston, Virginia, 20191, Attention:
Corporate Secretary.

COPIES OF FORM 10-K

     The Company will mail without charge, upon written request, a copy of the Annual Report on Form 10-K, including the financial statements and list of exhibits. Requests should be sent to CyberCash, Inc., 2100 Reston Parkway, Third Floor, Reston, Virginia 20191, Attn: Investor Relations. The Annual Report on Form 10-K is also available on the Company's web site at www.cybercash.com.

SOLICITATION OF PROXIES

     The cost of soliciting proxies is being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or electronic mail.

                                          By Order of the Board of Directors

                                          /s/ JOHN H. KARNES

                                          John H. Karnes
                                          Corporate Secretary

May 5, 2000

                                                                       EXHIBIT A

                                CYBERCASH, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

PURPOSE:

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of CyberCash, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the Board's attention.

COMPOSITION:

     The Committee will be comprised of two or more members of the Board. The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY:

     The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141(c) of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

          1. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

          2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

          3. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

          4. To review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, or other disclosures.

          5. To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

          6. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

          7. To review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

          8. To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

          9. To consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

          10. To investigate, review and report to the Board the propriety and ethical implication of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

          11. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

MEETINGS:

     The Committee will hold at least two regular meetings per year and additional meetings as the Chairman or Committee deem appropriate. The President and Chief Executive Officer, Vice President and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

MINUTES AND REPORTS:

     Minutes of each meeting shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

1484-PS-2000

CSH19B                             DETACH HERE

                                      PROXY

                                 CYBERCASH, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 22, 2000

       The undersigned hereby appoints William N. Melton, James J. Condon, John
H. Karnes, or any of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of CYBERCASH, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held June 22, 2000, or any adjournment thereof, as follows on the reverse side.

----------------                                                               ----------------
SEE REVERSE SIDE        CONTINUED ANDTO BESIGNED ON REVERSE SIDE               SEE REVERSE SIDE
----------------                                                               ----------------

                                    DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

                                                                                                   FOR     AGAINST    ABSTAIN
1. Election of William N. Melton and Garen K. Staglin       2. Proposal to amend CyberCash, Inc.'s
   the CyberCash, Inc. Board of Directors with terms           Amended and Restated Certificate    /  /      /  /       /  /
   expiring at the annual meeting of stockholders in           of Incorporation to increase the
   2003.                                                       number of shares of Common Stock
                                                               that the company is authorized to
              FOR    /  /        WITHHELD  /  /                issue from 40 million shares to
              ALL                FROM ALL                      80 million shares.
            NOMINEES             NOMINEES

                                                                                                   FOR     AGAINST    ABSTAIN
                                                            3. Proposal to ratify the selection
   /  /                                                        of Ernst & Young LLP as independent /  /      /  /       /  /
       ---------------------------------------                 auditors for CyberCash, Inc.
       INSTRUCTION: To withhold authority to vote for any
       nominee, write that nominee's name in the
       space above.                                         4. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     /  /

                                                            MARK HERE IF YOU PLAN TO ATTEND THE MEETING      /  /

                                                            Execute proxy exactly as your name appears on this form. If stock is registered in more than one name, each joint holder should sign.
                                                            When signing as trustee, executor or other fiduciary, please so indicate.

Signature:                     Date:                   Signature:                      Date:
          --------------------      --------------               ---------------------      ------------